UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 5, 2013

AVALONBAY COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-12672	77-0404318
(Commission File Number)	(I.R.S. Employer Identification No.)

671 N. Glebe Road, Suite 800, Arlington, Virginia	22203
(Address of Principal Executive Offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

1.  Public Offering of Debt Securities.  On December 5, 2013, AvalonBay Communities, Inc. (the “Company”) priced a public offering (the “Offering”) of an aggregate of $350,000,000 principal amount of its 4.20% Medium Term Notes due 2023 (the “Notes”).  The offering was made pursuant to a Pricing Supplement dated December 5, 2013, a Prospectus Supplement dated September 6, 2012 and a prospectus dated February 27, 2012 relating to the Company’s Shelf Registration Statement on Form S-3 (File No. 333-179720).  The Terms Agreement, dated December 5, 2013, by and among the Company and the Agents named therein, is filed herewith as Exhibit 1.1.

The Notes were issued under an Indenture between the Company and The Bank of New York Mellon, as trustee, dated as of January 16, 1998, as supplemented by a First Supplemental Indenture dated as of January 20, 1998, a Second Supplemental Indenture dated as of July 7, 1998, an Amended and Restated Third Supplemental Indenture dated as of July 10, 2000 and a Fourth Supplemental Indenture dated as of September 18, 2006.

The Notes bear interest from December 16, 2013, with interest on the Notes payable semi-annually on June 15 and December 15, beginning on June 15, 2014.  The Notes will mature on December 15, 2023.  The Company will use the aggregate net proceeds, after underwriting discounts and other transaction-related costs, of approximately $346,933,500 from the sale of the Notes to repay three currently outstanding secured debt financings having an aggregate outstanding balance of approximately $302 million owed to Fannie Mae and to incur related prepayment penalties of approximately $14.9 million.  The Company will use the remaining portion of the net proceeds for general corporate purposes, which may include the acquisition, development and redevelopment of apartment communities and repayment and refinancing of other indebtedness.  Settlement occurred on December 16, 2013.

2.  Entry into Amended and Restated Distribution Agreement.  On December 16, 2013, the Company entered into an Amended and Restated Distribution Agreement dated December 16, 2013 among the Company and Barclays Capital Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC., as agents.  The Amended and Restated Distribution Agreement, dated December 16, 2013, by and among the Company and the Agents named therein, is filed herewith as Exhibit 1.2.

ITEM 9.01           Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description

1.1*	Terms Agreement, dated December 5, 2013.
1.2*	Amended and Restated Distribution Agreement, dated December 16, 2013.
5.1*	Legal Opinion of Goodwin Procter LLP, dated December 16, 2013.
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

*  Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

Dated: December 16, 2013	By:	/s/ Thomas J. Sargeant
Thomas J. Sargeant
Chief Financial Officer